Exhibit 99.01

DIGITAL POST INTERACTIVE – BowTie, Inc.
PARTNER AGREEMENT

This Partner Agreement (“Agreement”) effective as of the date of the later signature below, (“Effective Date”) is by BowTie, Inc. (“Partner”) with its principal place of business at 3 Burroughs, Irvine, CA 92618 and DigitalPost Interactive (“DPI”), a Nevada corporation with its principal place of business at 3240 El Camino Real, Suite 230, Irvine, CA 92602. The parties to this Agreement may be collectively referred to hereinafter as the “Parties” or individually as a “Party”.

The Parties desire to enter into a business relationship in accordance with the terms and conditions of this Agreement, and intending to be legally bound, hereby agree as follows:

DEFINIITIONS

Customer: An individual or entity that has acquired and activated the private label BowTie Pet website (PW) service, based on the Partner’s sales and marketing efforts.

PW Service:  All versions of the hosted customer service applications developed and provided by DPI.

Paid Activation:  A PW Service account activation made by a Customer in which Customer’s payment information has been validated and at least one (1) payment has been successfully received from Customer.

1
Relationship of the Parties.  It is understood that each Party is an independent entity.  Nothing in this Agreement shall be construed to constitute the Partner or DPI as an employee or agent of the other or to create any rights other than the rights described in this Agreement.  This Agreement does not constitute a franchise or a joint venture.  Neither Party shall have the power to obligate the other for any expenses or other obligation without the prior written approval of the other Party.

2      Sales and Marketing.
The Parties intend to work cooperatively to promote the PW Service.  In order to further this purpose, the Parties shall undertake those responsibilities described in Attachment A.  The Parties agree that Attachment A may be amended from time to time upon written consent of both Parties.

3	Service, Hosting and Technical Support Costs.
A)
Development & Implementation Fee.  Partner agrees to pay DPI a one-time upfront development and implementation fee of $5,000 as a guarantee against future DPI revenue in recognition of the costs and risks associated with building and launching this private-label PW Service.  Partner will “earn-back” this initial $5,000 fee as Paid Activations for PW Service occur.  Upon launch of PW Service, Partner will receive 100% of revenue collected from Paid Activations for PW Service, until the $5,000 milestone is reached.  Once $5,000 in revenue is paid to Partner, subscription revenue share to Partner will change to 40%, as referenced below.  DPI will include the appropriate “earn-back” payment with the monthly Revenue Share payment made to Partner.

B)
Ongoing Hosting Fee.  In accordance with the Service Pricing option referenced below, DPI will not charge Party any fees associated with providing ongoing hosting of PW Service for the duration of this contract. This is based on required best-efforts marketing by Partner to promote PW service, as referenced in Attachment A under Partner Responsibilities.

The hosted PW service will include a reference to DPI on the sign up pages and family website administration page as follows: powered by DigitalPost Interactive, inclusive of DPI’s logo.

4	Service Elements and Pricing
The following PW service level shall exist:

A)
Standard package, which includes a 2 week free trial period, storage of 1,000 photos and 5 minutes of video, specially priced for Partner’s customers at $4.95 per month. Customer shall pay the PW subscription fee through a shopping cart that is hosted by DPI.

B)
Classic package, which includes a 2 week free trial period, storage of 2,500 photos and 30 minutes of video, specially priced for Partner’s customers at $8.95 per month. Customer shall pay the PW subscription fee through a shopping cart that is hosted by DPI.

C)
Premium package, which includes a 2 week free trial period, unlimited storage of photos and video clips, and a centralized email account, specially priced for Partner’s customers at $11.95 per month. Customer shall pay the PW subscription fee through a shopping cart that is hosted by DPI.

Both parties agree that service elements and pricing may be adjusted, based on market conditions and other factors. Such adjustments must be mutually agreed upon, with a 90-day written notice.

5	COMPENSATION
A)
Subscription Revenue Share.  DPI agrees to pay Partner forty percent (40%) of the ongoing monthly subscription fees received by DPI for active, paying Customer Subscriptions during the Term of this Agreement. Upon cancellation of the Agreement by either Party, for a period of 90 days DPI shall continue to pay the Partner forty percent (40%) of the net fees received by DPI for active, paying Customer Subscriptions that were generated through the efforts of the Partner during the term of this Agreement.

B)
Payment.  For the above-mentioned Subscription Revenue Share, DPI shall pay Partner monthly, on or about the 15th day of the calendar month following completion of successful Customer Paid Activations  Partner shall have the right to conduct, at its expense and no more than once in any six-month period, an audit of DPI’s books and records by an independent accounting firm in accordance with generally accepted auditing standards during regular business hours upon at least ten (10) business days’ advance notice.  Audits shall be for the purpose of determining whether amounts payable have been properly calculated and paid.  In the event that such an audit reveals any underpayment, Partner shall be reimbursed for all underpaid amounts and that audit shall not count toward the limit of no more than one audit in any six-month period.

6	TERM AND TERMINATION
This agreement shall commence on the Effective Date and shall continue in force for two (2) years subject to termination as provided below.  Following this period, Agreement shall automatically renew for successive one (1) year terms unless either Party elects by written notice to terminate the Agreement with 60 days written notice prior to renewal period.

Termination.  Either Party may terminate this Agreement upon ninety (90) days written notice to the other Party.

Rights Upon Termination.  Upon termination of this Agreement, each Party shall return or destroy the other Party’s confidential information, cease any use of the other Party’s name, products or services, or product literature, and terminate any links from its website(s) any description, review or other reference to either Party’s website(s); provided that the terms of the confidentiality agreement between the Parties shall survive termination of this Agreement according to its terms.

7	SERVICE LEVEL GUARANTEE
Coverage.  DPI’s service level guarantee applies to any Customer that has at least one uploaded photo within FW at the time of a service outage.

Service Level Specifications.  DPI endeavors to have the FW Service available for http access in any part in the world 99.9% of the time.  Network downtime (unavailability) shall be defined as one hundred percent (100%) packet loss and shall be measured on a monthly basis.  Downtime is measured beginning ten (10) minutes after DPI is verbally notified of the downtime by phone.  Reports of network downtime via email or fax are not accepted under the Agreement.  DPI’s administrators shall determine the end of the downtime by a trace route to the affected computer.

Credits.  For every sixty (60) minutes of continuous downtime in excess of DPI’s 99.9% monthly uptime guarantee, Customer will be entitled to a ten percent (10%) credit of the monthly service fees, with the maximum credit not to exceed fifty percent (50%) of the monthly service fees for the affected month.  In order to receive a credit, a credit request must be made within seven (7) days after the downtime was experienced.  Monthly service fee credit shall be the sole and exclusive remedy in the event of downtime.

8
Restrictions.  Credits shall not be provided in the event that downtime results from any of the following:  i) Scheduled and emergency maintenance and upgrades; ii) Partner or Customer behavior or failure of Partner or Customer’s equipment, facilities or applications; or iii)  Reasons of Force Majeure as defined below.

9	Customer Service.
For issues relating to PW Service, DPI will provide customer support via phone and e-mail during normal business operating hours, Monday – Friday from 9:00am – 5:00pm Pacific.

10
CONFIDENTIALITY Neither Party (the “Recipient”) shall disclose to any third party or use for its own benefit the other Party’s (the “Discloser”) proprietary or confidential information except as authorized by the Discloser.  All confidential information of the Discloser shall remain the sole property of the Discloser.  This provision does not apply to information which the Recipient lawfully receives from a third party having no obligation of confidentiality or which the Recipient independently develops.  Each Party represents that each of its employees having access to the other’s confidential information will, prior to receiving such information from the Recipient, have executed a customary non-disclosure agreement with the Recipient.  These restrictions and obligations shall remain in effect for a period of three (3) years from the date this Agreement is terminated or expires.

11
NON-EXCLUSIVITY This Agreement does not impose upon either Party an obligation to exclusively work with the other in any aspects of marketing related to their respective products and services, or to participate exclusively in any particular marketing effort proposed by the other.  Subject only to compliance with the terms of a confidentiality agreement between them with respect to confidential information, the Parties agree they may engage in marketing efforts with third Parties, even if such marketing efforts conflict with the subject matter of this Agreement or compete with the other Party’s products or services.

12
INTELLECTUAL PROPERTY This Agreement does not constitute a license, express or implied, by either Party to the other Party to make, have made, use, reproduce, distribute, display or perform any of such Party’s intellectual property rights, including but not limited to patents, copyrights, trademarks or trade secrets.  All rights not expressly granted to either Party by the other in this Agreement are reserved by such other Party.

13	TRADEMARKS AND TRADENAMES
Rights in Trademarks.  Both Parties acknowledge that the other Party is the owner of all right, ti tle and interest in and to its name and certain related designs associated therewith
(“Trademarks”), together with any new or revised names or materials which the Trademark owner may adopt to identify it or any of its Services during the Term, and each Party agrees not to adopt or use any of the other Party’s Trademarks in any manner whatsoever except as expressly provided in this Agreement.

License to Use Trademarks.  Each Party hereby grants to the other Party a non-exclusive license during the Term to use their Trademarks, provided that they are used solely in connection with the marketing of their Services and in accordance with the Trademark owner’s specifications as to style, color and typeface.  Upon expiration or termination of this Agreement, each Party will take all action necessary to transfer and assign to the Trademark owner, or its nominee, any right, title or interest in or to any of the Trademarks, or the goodwill related thereto, which the non-Trademark owner Party may have acquired in any manner as a result of the marketing of the Trademark owner’s Services under this Agreement and shall cease to use any Trademark of the other Party.  Each Party hereby agrees to notify the other Party immediately if any infringement or potential infringement of any Trademark is made known to the notifying Party.

14	WARRANTY AND LIMITED LIABILITY
DPI shall furnish Customer with its standard warranty in effect at the time, if any, covering the PW Service.  Such warranty shall run exclusively to the Customer, and not to the Partner.

DPI shall not be liable to the Partner for loss incurred by the Partner arising from DPI’s inability to deliver the PW Service due to strike, riot, work stoppage, shortage or unavailability of product or material, act of government, act of God, war, or any other cause beyond the control of DPI.

DPI MAKES NO WARRANTY TO THE PARTNER WITH RESPECT TO THE TFP SERVICE OF ANY KIND, EXPRESS OR IMPLIED.  THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ARE HEREBY DISCLAIMED.  THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

15
NEITHER PARTY, UNDER ANY CIRCUMSTANCES, SHALL BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY NATURE, WHETHER DIRECT OR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL, INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL, OR FOR EXPENDITURES MADE OR COMMITTED TO BY THE OTHER PARTY IN RELIANCE UPON CONTINUATION OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

16	Notices.
All notices by either Party given under this Agreement shall be in writing and shall be hand delivered or sent certified mail, return receipt requested or by overnight courier.  Notice may be given by facsimile if confirmed in writing by first class mail, postage pre-paid or by overnight courier.  Notices to each Party shall be given at their respective addresses first above written.

17	Assignment.
Neither Party shall assign any of its rights, interests or obligations under this Agreement to a third party without the other Party’s prior written consent.

18	Applicable Law.
This Agreement shall be governed by and construed according to the laws of the State of California.

19	Severability.
Any provision of this Agreement which is adjudged to be illegal, invalid or unenforceable in any respect shall not affect any other provision of this Agreement and the balance of the Agreement shall continue in full force and effect.

20	Entire Agreement.
This Agreement, including any Attachments hereto, supersedes all other agreements and representations, express or implied, written or oral, between the Parties with respect to the subject matter of this Agreement.  This Agreement shall not be changed or modified except in a writing signed by duly authorized personnel of each Party.

21	Headings.
The sections and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

22	Force Majeure.
Neither Party shall be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, an act of God, act of civil or military authority, fire, epidemic, flood, earthquake, riot, war sabotage, labor shortage or dispute, and governmental action, which are beyond its reasonable control.

23	Publicity
Subject to the other party’s prior written approval, which shall not be unreasonably withheld, either Party may issue a press release or make statements to the press or general public regarding this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

DigitalPost Interactive.– Fax:  949.502.7061                                                       Partner- BowTie, Inc.

By:                                          By:

Printed Name:                                                               Printed Name:

Title:                                                                      Title:

Date:                                                              Date:

ATTACHMENT A
RESPONSIBILITIES OF THE PARTIES

GENERAL

1.
Each Party agrees to identify a coordinator with overall responsibility for ensuring the success of the relationship.  Coordinators can be changed, by their respective employers, at the sole discretion of the employer.

2.	The Parties shall use reasonable efforts to conduct ongoing marketing and planning initiatives as mutually deemed appropriate, to review strategies, direction, and customer requirements.

PARTNER RESPONSIBILITIES

1.
Understanding that the success of this relationship is based upon best efforts made to market the FW service to its online audience and through other channels, Partner shall make such best efforts to actively promote and sell the FW Service via its website(s), email and advertising, as well as by any other manner that is customary for the Partner.

2.	Examples of marketing initiatives that Partner may implement include:
-	Banner Ads and Online Contests
-	Email Newsletters
-	Forum Posts
-	Reviews
-	Partner Catalogs
-	Partner Stores

3.
Partner shall cooperate with DPI in jointly developing marketing with the appropriate value proposition and key messages to be used to effectively promote the PW using Partner’s logo to Partner’s client base.

4.	Partner shall begin promoting the PW Service on Partner’s website(s) within 30 days of completion of the development of PW Service.

5.	Partner shall obtain written approval from DPI for all marketing collateral in which DPI is mentioned.

DPI RESPONSIBILITIES

1.	DPI shall host and maintain the private label Pet Website Service.

2.	DPI shall obtain written approval from Partner for all marketing collateral in which Partner is mentioned.

3.	DPI shall provide Partner with a branded shopping cart that will allow tracking of Customer sign ups for revenue sharing purposes.

4.	DPI shall be responsible for all billing, invoicing and fee collection from Customers who choose to purchase PW Service or photo merchandise.

5.
DPI will work with Partner’s designated integration team to ensure that A) log in/password information is carried through from Partner’s site to the PW and B) new design templates can be added to the PW.